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As filed with the Securities and Exchange Commission on February 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VASTERA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	54-1616513 (I.R.S. Employer Identification No.)
45025 Aviation Drive Dulles, VA 20166-7554 (Address of Principal Executive Offices) (Zip Code)
Vastera, Inc. 2000 Stock Incentive Plan Vastera, Inc. Employee Stock Purchase Plan (Full Title of the Plans)

Mr. Mark J. Ferrer President and Chief Executive Officer Vastera, Inc. 45025 Aviation Drive Dulles, VA 20166-7554 (Name and Address of Agent for Service)
(703) 661-9006 (Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common stock, $.01 par value, to be issued pursuant to the 2000 Stock Incentive Plan	607,350 shares	$4.93	$2,994,235.50	$275.47

Common stock, $.01 par value, to be issued pursuant to the Employee Stock Purchase Plan	404,900 shares	$4.93	$1,996,157.00	$183.65

	1,012,250 shares		Aggregate Registration Fee	$459.12

(1)
This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2000 Stock Incentive Plan and Employee Stock Purchase Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of registrant's common stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low selling price per share of the registrant's common stock on February 6, 2003, as reported by the Nasdaq National Market.

PART II
Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

        Vastera, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

  (a)
  Vastera's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 11, 2002;

  (b)
  Vastera's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 31, 2002 filed with the SEC on November 14, 2002, August 14, 2002 and May 9, 2002, respectively;

  (c)
  Vastera's Current Reports on Form 8-K filed with the SEC on May 14, 2002 and September 24, 2002;

  (d)
  Vastera's Registration Statement on Form 8-A, File No. 000-31589, filed with the Commission on September 21, 2000, in which there is described the terms, rights and provisions applicable to Vastera's outstanding common stock;

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

        Not applicable.

Item 5.  Interests of Named Experts and Counsel

        Not applicable.

Item 6.  Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be titled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

        Vastera's certificate of incorporation, as amended, provides for indemnification of the registrant's directors against, and absolution of, liability to the Vastera and its stockholders to the fullest extent permitted by the DGCL. Vastera has purchased directors' and officers' liability insurance covering liabilities that may be incurred by its directors and officers in connection with the performance of their duties. In addition, Vastera has entered into contractual agreements with its directors and officers pursuant to which such persons may be entitled to indemnity from Vastera against certain liabilities arising from the discharge of their duties in such capacities.

        Vastera also maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to Vastera and its stockholders.

Item 7.  Exemption from Registration Claimed

        Not applicable.

Item 8.  Exhibits

Exhibit Number	Exhibit
4.2
Third Amended and Restated Investors' Rights Agreement dated August 29, 2000 (filed as Exhibit 4.2 to Vastera's Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).
5.1	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
24.1	Power of Attorney is contained in the signature page to this Registration Statement.
99.1	Vastera, Inc. 2000 Stock Incentive Plan (filed as Exhibit 99.1 to Vastera's Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).
99.2	Vastera, Inc. Employee Stock Purchase Plan (filed as Exhibit 99.2 to Vastera's Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).

Item 9.  Undertakings

        A.    The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plans.

        B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, Commonwealth of Virginia on this 11th day of February 2003.

VASTERA, INC.
By:	/s/ MARK J. FERRER Mark J. Ferrer, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitute and appoint Mark J. Ferrer and Maria Henry, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK J. FERRER Mark J. Ferrer	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2003
/s/ MARIA HENRY Maria Henry	Chief Financial Officer	February 11, 2003
/s/ KEVIN M. BOYCE Kevin M. Boyce	Director Finance, Corporate Controller (Principal Accounting Officer)	February 11, 2003
/s/ ARJUN RISHI Arjun Rishi	Chairman of the Board	February 11, 2003
/s/ RICHARD A. LEFEBVRE Richard A. Lefebvre	Director	February 11, 2003
/s/ RICHARD H. KIMBALL Richard H. Kimball	Director	February 11, 2003
/s/ TIMOTHY DAVENPORT Timothy Davenport	Director	February 11, 2003
/s/ NICOLAS C. NIERENBERG Nicolas C. Nierenberg	Director	February 11, 2003
/s/ WALTER C. ARZONETTI Walter C. Arzonetti	Director	February 11, 2003
/s/ THOMAS E. HOGAN Thomas E. Hogan	Director	February 11, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit
4.2
Third Amended and Restated Investors' Rights Agreement dated August 29, 2000 (filed as Exhibit 4.2 to Vastera's Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).
5.1	Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
24.1	Power of Attorney is contained in the signature page to this Registration Statement.
99.1	Vastera, Inc. 2000 Stock Incentive Plan (filed as Exhibit 99.1 to Vastera's Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).
99.2	Vastera, Inc. Employee Stock Purchase Plan (filed as Exhibit 99.2 to Vastera's Registration Statement on Form S-8, File No. 333-55772, and incorporated herein by reference).

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PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX